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                                                                EXHIBIT 4.8
                         HOLLYWOOD CASINO CORPORATION
                       RESTRICTED STOCK AWARD AGREEMENT
                       --------------------------------


     This Restricted Stock Award Agreement is made and entered into effective as of the ____ day of _______________________, 199_, by and between HOLLYWOOD
CASINO CORPORATION, a Delaware corporation (the "Company"), and ______________ ("Stockholder").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, for and in consideration of services previously rendered by Stockholder to the Company, the Company wishes to provide an incentive for Stockholder to remain in the employ of the Company and to promote the growth and success of the Company, by issuing to Stockholder ___________________ shares of Class A Common Stock of the Company ("Common Stock"), as a Restricted Stock Award under the Hollywood Casino Corporation 1996 Long-Term Incentive Plan (the "Plan"), all on the terms and conditions and subject to the restrictions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants and the considerations as set forth herein, the parties do hereby agree as follows:

                                   ARTICLE I

     1.01.  Issuance.  The Company, for and in consideration of services
            --------
previously rendered by Stockholder to the Company, agrees to grant and issue, and does hereby grant and issue, to Stockholder, and Stockholder agrees to accept, and does hereby accept, from the Company, effective as of the date first above written (the "Date of Grant"), a Restricted Stock Award consisting of ____________________ (___________) shares (the "Shares") of Common Stock pursuant to the terms and conditions and subject to the restrictions hereinafter set forth.

     1.02.  Subject to Plan.  This Agreement and the Shares are subject to the
            ---------------
Plan. The terms used herein having their initial letters capitalized which are not defined herein, but which are defined in the Plan, shall have the same meanings assigned to them in the Plan.

     1.03.  Investment Purposes. Unless the Shares are issued to Stockholder in
            -------------------
a transaction registered under applicable federal and state securities laws, Stockholder, by his or her execution hereof, hereby warrants and represents that he or she is acquiring the Shares solely for his or her own account, solely for investment purposes and not with a view to resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear an appropriate restrictive legend.
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                                   ARTICLE II

     2.01.  Restriction Period.
            ------------------

            (a) In the event of Stockholder's Termination of Service at any time during the period commencing with the Date of Grant and terminating at 5:00 p.m. Dallas Texas time, on ______________, 199_ (the Restriction Period"), except for termination of employment as a result of Stockholder's death or Total and Permanent Disability, Stockholder shall forfeit all right, title and interest in and to the Shares to the extent and in accordance with paragraph (b) of this
Section 2.01.

            (b) The Restriction Period of Shares shall commence on the Date of Grant and shall expire as determined in accordance with the following schedule:

                                                        Percentage of Shares
                Completed Years                         for Which Restriction
                From Date of Grant                         Period Expires
                ------------------                      --------------------

                [Less than ___ years...................    Zero Percent
                ____ years.............................        ___%
                ____ years.............................        ___%
                ____ years.............................        ___%
                ____ years]............................        ___%

Except as set forth in Sections 2.01(a) and 4.05, upon Termination of Service for any reason during the Restriction Period, the nonvested portion of any Shares still subject to restriction hereunder shall be forfeited by the Stockholder.

            (c) Upon any forfeiture, all rights of Stockholder with respect to the forfeited Shares shall cease and terminate, without any further obligation on the part of the Company. The issuance of Shares hereunder in consideration of past services to the Company shall not create any inference that Stockholder is not obligated to render future services to the Company.

     2.02  Full Shares.  If any vesting installment of Shares includes a
           -----------
fractional share, such installment will be rounded off to the next highest Share, except the final installment, which will be for the balance of the total Shares. Any issuance or vesting of Shares hereunder will be only with respect to full Shares and no fractional share of Common Stock shall be issued.

                                  ARTICLE III

     3.01.  Record Owner.  Stockholder, during the duration of this
            ------------
Agreement, shall be considered the record owner of, and shall be entitled to vote, the Shares.


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     3.02.  Distributions.  Stockholder, during the duration of this Agreement,
            -------------
shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distributions. In the event of a dividend or other distribution declared on the Shares payable in capital stock, or any right, option or warrant to receive same, or any security convertible into or exchangeable for capital stock, then such capital stock, right, option, warrant, or convertible security received by Stockholder shall also be subject to the terms and conditions of this Agreement.

                                  ARTICLE IV

     4.01.  No Assignment.  During the term of this Agreement, Stockholder shall
            -------------
not sell, assign, transfer, make a gift of or otherwise dispose of, or mortgage, pledge or encumber, the Shares which remain subject to restriction hereunder, in any manner whatsoever.

     4.02.  Legends.  During the term of this Agreement, the certificate or
            -------
certificates representing the Shares shall be registered in the name of the Stockholder, and shall bear an appropriate legend referring to the terms, conditions, and restrictions contained in the Plan and this Agreement, substantially in the following form:

            "The shares of stock evidenced by this certificate are subject to and transferrable only in accordance with that certain Hollywood Casino Corporation 1996 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

     4.03.  Forfeited Shares.  In the event that Stockholder forfeits all right,
            ----------------
title, and interest in and to any Shares pursuant to Section 2.01 hereof, the certificates representing the forfeited Shares shall be promptly returned to the Company in accordance with the provisions of Section 4.04 hereof, and cancelled, and the Shares shall be held in the treasury of the Company, or, at the option of the Company, may be cancelled in accordance with the Delaware General Corporation Law, as amended. In such event, this Agreement shall terminate and be of no further force and effect with respect to such forfeited Shares.

     4.04  Return of Certificates.  Certificates for any Shares free of
           ----------------------
restriction under Sections 2.01 and 4.01 of this Agreement shall be delivered to Stockholder (in exchange for Stockholder's restricted certificates in proper form for transfer) promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect

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

of such Shares. Certificates for any Shares forfeited under the provisions of this Agreement shall be promptly returned by the Stockholder to the Company. Stockholder hereby irrevocably grants to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents and stock powers requested by the Company in connection with such forfeiture and transfer. It is acknowledged by the parties that the foregoing provisions regarding returns and transfers of certificates with respect to forfeited Shares are materially important to the Company and Stockholder, and that in the event of any breach thereof, the Company shall have the right to seek and the Stockholder shall agree to an order of a court of competent jurisdiction requiring the specific performance of this Agreement by the Stockholder in addition to any damages or other remedies which may be available to the Company at law or equity.

     4.05.  Termination.  Except as provided in Section 4.03 with respect to
            -----------
termination of this Agreement following any forfeiture and except as hereinafter provided, the provisions of Sections 2.01 and 4.01 hereof shall terminate at 5:00 p.m., Dallas, Texas time, on ______________________, 199___, at which time any previously remaining non-vested Shares shall be delivered to Stockholder unencumbered by any of the restrictions set forth in Sections 2.01 and 4.01. [In the event of Stockholder's Termination of Service with the Company as a result of Stockholder's death or Total and Permanent Disability, the provisions of
Section 2.01 and 4.01 hereof shall cease to be of any further force and effect as of the date of such event, and certificates for all Shares free of such restriction shall be delivered to Stockholder (in exchange for Stockholder's restricted certificates in proper form for transfer) or, in the case of Stockholder's death, to Stockholder's heirs or devisees, unencumbered by any such restrictions.]

                                   ARTICLE V

     5.01.  Severance.  In the event that any sentence, paragraph, provision,
            ---------
section, or article of this Agreement is declared to be void by a court of competent jurisdiction, such sentence, paragraph, provision, section, or article shall be deemed severed from the remainder of this Agreement and the balance of the Agreement shall remain in effect.

     5.02.  Binding Effect.  Subject to the restrictions contained herein, this
            --------------
Agreement shall be binding on and inure to the benefit of the parties, and their respective heirs, personal representatives, successors and assigns, and the parties agree for themselves and their heirs, personal representatives, successors and assigns, to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement.

     5.03.  Amendments; Waivers.  This instrument contains the entire agreement
            -------------------
of the parties hereto and no modification, amendment, change, or discharge of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any of the terms of this


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Agreement shall be valid unless signed by the party against whom such waiver is asserted.

     5.04.  Notices.  Any notice, demand, offer, or other written instrument
            -------
required or permitted to be given, made, or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be sent postage prepaid by registered mail or certified mail, return receipt requested, to all parties hereto simultaneously at their following addresses:

            Company:            Hollywood Casino Corporation
                                13455 Noel Road
                                Suite 2200
                                Dallas, Texas 75240
                                ATTN: Secretary

            Stockholder:        ---------------------------------
                                ---------------------------------
                                ---------------------------------

Any party hereto shall have the right to change the place to which any such notice, offer, demand, or writing shall be sent by similar notice sent in like manner to the other party hereto. The date of any offer, demand, notice, or instrument shall be deemed to be the date of mailing of such offer, demand, notice, or instrument and shall be effective from such date.

     5.05.  Governing Law.  The parties hereto agree that it is their
            -------------
intention and covenant that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding any conflicts of law rule or principle of Texas law that might refer the governance, construction or interpretation of this Agreement to the laws of another state).

     5.06.  Assignment.  Neither this Agreement nor any portion hereof may
            ----------
be assigned by Stockholder without the express written consent of the Company.

     5.07.  Stockholder's Spouse.  The spouse of Stockholder is fully aware
            --------------------
of, understands, and fully consents and agrees to, the provisions of this Agreement and its binding effect upon any community property interests such spouse may now or hereafter own, and agrees that the termination of such spouse's marital relationship with a Stockholder for any reason (including without limitation by death or divorce) shall not have the effect of removing any Shares otherwise subject to this Agreement from the coverage hereof and that such spouse's awareness, understanding, consent and agreement are evidenced by such spouse's signing this Agreement.

     5.08.  Counterparts.  This Agreement may be executed in counterparts,
            ------------
each of which shall be deemed an original for all purposes and all of which taken together


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

shall constitute but one and the same instrument. It is not necessary that each party hereto execute the same counterpart.

     5.09  Tax Requirements.  Stockholder shall, no later than the date as
           ----------------
of which the value of any Shares first becomes includible in the gross income of Stockholder for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock Award. The obligations of the Company hereunder shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Stockholder. Such payment may be made in cash or by certified or cashier's check made payable to the order of the Company.

     5.10  Adjustment of Number of Shares and Related Matters.  The number
           --------------------------------------------------
of Shares covered by this Agreement shall be subject to adjustment in accordance with Articles 13 and 14 of the Plan.

     5.11  Participant's Acknowledgments.  Stockholder acknowledges receipt
           -----------------------------
of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all the terms and provisions thereof. Stockholder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and the Committee upon any questions arising under the Plan or this Agreement.

     5.12  No Employment Relationship.  Nothing herein shall be construed
           --------------------------
to create an employer-employee relationship between the Company and the Stockholder.

     5.13  Covenants and Agreements as Independent Agreements.  Each of the
           --------------------------------------------------
covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Stockholder against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     5.14  Entire Agreement.  This Agreement together with the Plan
           ----------------
supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodies in this Agreement or the Plan and that any agreement, statement or


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

promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

     5.15  Headings.  The headings that are used in this Agreement are used
           --------
for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     5.16  Gender and Number.  Words of any gender used in this Agreement
           -----------------
shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     5.17  Commission.  To the extent required by law, stock ownership
           ----------
under the Plan and this Agreement will be subject to review by each Commission pursuant to the provisions of the applicable Act. If Stockholder is found to be disqualified by a Commission, Stockholder shall dispose of his or her Shares and the Company shall have the absolute right to repurchase such shares at the then Fair Market Value [or purchase price for such Shares, if any, whichever is the lesser].


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.


                                        HOLLYWOOD CASINO CORPORATION,
                                        a Delaware corporation


                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------

                                        STOCKHOLDER:


                                        ---------------------------------
                                        Name:
                                             ----------------------------

                                SPOUSAL CONSENT


     I hereby consent and agree to the provisions of this Agreement to the extent of my interest in the subject matter hereof.



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